Exhibit 99.1

                                                                    JULY 3, 2001

                              FOR IMMEDIATE RELEASE
                              ---------------------

                      TELSCAPE AUCTION TO OCCUR ON JULY 10

            David Neier, the Chapter 11 Trustee of Telscape International, Inc. and several of its affiliates ("Telscape"), announced that an auction of certain CLEC, Internet and satellite teleport assets of Telscape will occur on July 10, 2001 at 2:00 p.m. at the offices of the law firm of Greenberg Traurig in New York City, with a hearing to approve the sale to be held on July 13, 2001 in the United States Bankruptcy Court for the District of Delaware. Telscape, which filed for Chapter 11 relief on April 27, 2001, is an international facilities based communications company serving residential and commercial customers in the United States, and in Central and South America. In the United States, Telscape offers local access and network products, international, long distance and other voice and data services, primarily to "niche" markets in Hispanic communities in Los Angeles, San Diego and Houston. Bids for Telscape assets must be submitted by July 9. Anyone interested in receiving information concerning the sale should contact David Neier via e-mail at neierd@gtlaw.com.